Exhibit 99.1

SurModics Reports First Quarter Fiscal 2013 Results

  16% GAAP Revenue Growth
  Continuing Operations Delivered $0.29 GAAP EPS
  ($0.22 non-GAAP EPS Adjusting for Gain on Sale of Investment)
  Full Year 2013 EPS Outlook Range Increased
  Announces New $10 Million Share Repurchase Program

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--January 30, 2013--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2013 first quarter.

Commenting on the Company’s results, SurModics’ President and Chief Executive Officer, Gary Maharaj said, “Our first quarter financial results reflect solid revenue and operating income growth as our Medical Device and In Vitro Diagnostic business units continue to successfully execute on their growth initiatives.” Maharaj continued, “Our commitment to investing in future technology and growing our pipeline was rewarded in the first quarter, as we are pleased to announce that the FDA cleared the first medical device incorporating our Gen 5 hydrophilic coating. This is an important milestone for us as our customers begin to commercialize medical devices utilizing our Gen 5 hydrophilic coating platform.”

First Quarter Revenue and Earnings Summary

Revenue for the first quarter included a $0.6 million customer catch-up royalty payment and totaled $13.9 million, a 16% increase from the $11.9 million reported in the first quarter of last year. Diluted earnings per share from continuing operations was $0.29 for the first quarter compared with $0.12 last year. Our first quarter earnings per share benefited from a $1.2 million gain from the sale of one of our strategic investments.

Medical Device Q1 FY 2013 Highlights

Revenue for the Medical Device business unit, which includes hydrophilic coatings and device drug delivery technologies, was $10.5 million, a 19% increase from the $8.9 million reported in the first quarter of last year. First quarter hydrophilic coating revenue increased 27% to $10.4 million compared with the year ago period.

Medical Device generated $5.8 million of operating income during the quarter, a 49% increase from last year.

Additional Medical Device highlights during the quarter include:

  FDA clearance was received on the first medical device utilizing SurModics Gen 5 hydrophilic coating platform
  Three medical device customers launched new products utilizing SurModics hydrophilic coatings
  Double-digit hydrophilic royalty growth in key medical device growth segments – neurovascular, peripheral vascular and transcatheter valves

In Vitro Diagnostic Q1 FY 2013 Highlights

For the first quarter, our In Vitro Diagnostic (“IVD”) revenue was $3.3 million, an increase of 9% compared with the first quarter of fiscal 2012. The IVD business unit generated $0.8 million of operating income during the first quarter, a decline of 17% from the year ago period, as product costs and operating expenses offset revenue growth.

Additional In Vitro Diagnostic highlights during the quarter include:

  Nine consecutive quarters of year-over-year product revenue growth
  Addition of 13 new diagnostic test kit customers

Fiscal 2013 Revenue and Earnings Outlook

SurModics reaffirms its previously stated revenue outlook for fiscal 2013. The Company expects full-year revenue from continuing operations to be in the range of $55 to $58 million.

The Company has increased its earnings per share outlook for fiscal 2013 based upon investment gains and a lower effective tax rate. Earnings per share from continuing operations for fiscal 2013 is now expected to be in the range of $0.86 to $0.99 per share, above our initial guidance of $0.75 to $0.87 per share. Per share information does not take into account any share repurchases that might occur during the balance of fiscal 2013.

Board of Directors Authorizes Stock Repurchase Program

The Company also announced today that its Board of Directors has authorized the repurchase of up to $10 million of its outstanding common stock. “This share repurchase authorization is consistent with our strategy of providing value to our shareholders while maintaining sufficient flexibility to invest in future growth opportunities,” said Maharaj. “Today’s announcement highlights the continued financial strength of the Company, especially as we continue to generate sustained earnings and cash flow.”

Repurchases may be effected through open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, tender offers, or by any combination of such methods. The number of shares to be repurchased and the timing of any repurchase will depend on factors such as the Company’s stock price, economic and market conditions, the relative attractiveness of corporate development opportunities and other alternative uses of capital, and corporate and regulatory requirements. Repurchased shares will be used to minimize dilution effects of the Company’s stock-based employee compensation plans. This authorization is in addition to the $0.3 million that remains under a previous share repurchase authorization and does not have a fixed expiration date.

Live Webcast

SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the first quarter 2013 results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the first quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4593304. The audio replay will be available beginning at 8:00 p.m. ET on Wednesday, January 30, 2013 until 8:00 p.m. ET on Wednesday, February 6, 2013.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit http://www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to achieve sustainable long-term growth and value creation, our expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2013, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific period presented, which is attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	December 31,
	2012	2011
	(Unaudited)
Revenue
Royalties and license fees	$7,516	$6,610
Product sales	5,353	4,634
Research and development	982	672
Total revenue	13,851	11,916

Operating expenses
Product costs	1,959	1,590
Research and development	3,362	3,638
Selling, general and administrative	3,653	3,466
Total operating costs and expenses	8,974	8,694
Operating income from continuing operations	4,877	3,222

Investment and other income	1,248	146
Income from continuing operations before income taxes	6,125	3,368

Income tax provision	(1,877)	(1,213)
Income from continuing operations	4,248	2,155
Discontinued operations:
Income from discontinued operations, net of taxes	―	1,605
Loss on sale of discontinued operations, net of taxes	―	(1,054)
Income from discontinued operations	―	551
Net income	$4,248	$2,706

Basic income per share:
Continuing operations	$0.29	$0.12
Discontinued operations	0.00	0.03
Net income	$0.29	$0.15

Diluted income per share:
Continuing operations	$0.29	$0.12
Discontinued operations	0.00	0.03
Net income	$0.29	$0.15

Weighted average number of shares outstanding:
Basic	14,655	17,476
Diluted	14,863	17,528

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2012	2012
	(Unaudited)
Assets
Cash and short-term investments	$30,961	$29,657
Accounts receivable	4,416	5,069
Inventories	3,222	3,524
Other current assets	478	822
Current assets of discontinued operations	809	883
Total current assets	39,886	39,955

Property and equipment, net	13,587	13,610
Long-term investments	33,086	28,433
Other assets	21,257	21,077
Total assets	$107,816	$103,075

Liabilities and Stockholders’ Equity
Current liabilities	$5,295	$5,259
Current liabilities of discontinued operations	1,640	1,640
Total current liabilities	6,935	6,899

Other liabilities	2,179	2,432
Total stockholders’ equity	98,702	93,744
Total liabilities and stockholders’ equity	$107,816	$103,075

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	December 31,
	2012	2011
	(Unaudited)
Operating Activities:
Net income	$4,248	$2,706
Income from discontinued operations	―	(1,605)
Loss on sale of discontinued operations	―	1,054
Depreciation and amortization	722	749
Stock-based compensation	392	893
Net other operating activities	(1,146)	(25)
Change in operating assets and liabilities:
Accounts receivable	653	(383)
Accounts payable and accrued liabilities	(1,499)	(2,872)
Income taxes	1,623	1,263
Deferred revenue	(13)	(14)
Net change in other operating assets and liabilities	427	175
Net cash provided by operating activities from continuing operations	5,407	1,941

Investing Activities:
Net purchases of property and equipment	(857)	(157)
Cash received from discontinued operations	75	24,548
Net other investing activities	1,220	(83)
Net cash provided by investing activities from continuing operations	438	24,308

Financing Activities:
Purchase of common stock to fund employee taxes	―	(170)
Net other financing activities	80	63
Net cash provided by (used in) financing activities from continuing operations	80	(107)
Net cash provided by continuing operations	5,925	26,142

Discontinued operations:
Net cash provided by (used in) operating activities	75	(2,344)
Net cash provided by investing activities	―	26,892
Net cash used in financing activities	(75)	(24,548)
Net cash provided by discontinued operations	―	―

Net change in cash and cash equivalents	5,925	26,142
Cash and Cash Equivalents:
Beginning of period	15,540	23,217
End of period	$21,465	$49,359

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

	Three Months Ended December 31,
	2012		2011		% Change
	(Unaudited)
Revenue		% of Total		% of Total
Medical Device	$10,531	76.0%	$8,867	74.4%	18.8%
In Vitro Diagnostics	3,320	24.0	3,049	25.6	8.9
Total revenue	$13,851	100.0%	$11,916	100.0%	16.2%

	Three Months Ended
	December 31,
	2012	2011
	(Unaudited)
Operating Income (Loss)
Medical Device	$5,840	$3,932
In Vitro Diagnostics	751	906
Corporate	(1,714)	(1,616)
Total operating income	$4,877	$3,222

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended December 31, 2012
(in thousands, except per share data)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)
	(Unaudited)
Revenue
Royalties and license fees	$7,516			$7,516
Product sales	5,353			5,353
Research and development	982			982
Total revenue	13,851			13,851

Operating income from continuing operations	$4,877			$4,877

Income from continuing operations	$4,248	$(1,030)	(3)	$3,218

Diluted income per share from continuing operations(4)	$0.29			$0.22

(1) Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (GAAP).
(2) Adjusted Non-GAAP amounts consider adjustments to investment income associated with the sale of Vessix Vascular shares and the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 35.0% for the period presented.
(3) Reflects the after tax impact of the investment income adjustment and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 35.0% for the period presented.
(4) Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Tim Arens, 952-500-7000
Vice President of Finance and interim Chief Financial Officer